SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2008

CAVALIER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-52531	20-8429161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2808 East North Street, Ste 27 Greenville, S. C.	29615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 292-3208

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTS

1.	Previous Independent Registered Public Accounting Firm.

A. On April 10, 2008, Cavalier Holdings, Inc. (the “Registrant’) dismissed its independent registered public accounting firm, Raich Ende Malter & Co. LLP (“REMCo”)

B. The report of REMCo on the financial statements of the Registrant for the period from February 7, 2007 (Inception) through February 28, 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than going concern.

C. The decision to change independent registered public accounting firms was approved by the members of the Board of Directors of the Registrant.

D. During the Registrant’s two most recent fiscal years and the subsequent interim periods through December 31, 2007, there were no disagreements with REMCo on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of REMCo, would have caused it to make reference thereto in its reports on the financial statements for such years.

E. The Registrant provided REMCo with a copy of this Current Report and has requested that it furnish the Registrant with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of such letter will be filed as Exhibit 16.1 to an amendment to this Current Report on Form 8-K.

2.	New Independent Registered Public Accounting Firm.

The Registrant has engaged Li & Company, PC as its new independent certified public accounting firm to audit the Registrant’s financial statements effective April 10, 2008. Prior to such engagement, the Registrant did not consult such firm on any of the matters referenced in Regulation S-B Item 304(a)(2).

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 10, 2008, in accordance with the Registrant's By-Laws, the Registrant's Board of Directors resolved that the Registrant's fiscal year be changed to end on December 31. The Registrant's fiscal year previously ended as of February 28. The Registrant's financial statements for the transition period shall be filed on Form 10-KSB.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVALIER HOLDINGS, INC. (Registrant)

Date: April 10, 2008	By:	/s/ Leo Mentzelopoulos
Leo Mentzelopoulos
President